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                                                                   EXHIBIT 10.17

July 9, 2003

Mr. Doak Slay
1006 Wildwood Crossing
Georgetown, TX 78628

Re: Equity Advancement

Dear Doak:

By copy of this letter and upon valid signature by all parties, Central Freight Lines, Inc. hereby conveys a check in the amount of $120,000.00. This amount should be considered as an advance to you of the equity of your home located at 155 Northwind Trail, Fayetteville, GA 30214.

By you and your wife signing below, you hereby agree to waive any rights that you may have in the equity of your home up to the amount of $120,000. Central Freight Lines, Inc. will reimburse you for all reasonable closing costs associated with the sale of your home in Fayetteville. At the time of closing, the total reimbursable closing costs will be applied the to the $120,000 Equity Advance. At that time, the net proceeds from the sale of the home will be applied to the net balance of the Equity Advance. Any amounts exceeding the $120,000 amount will be rightfully yours. Should the closing take place and any shortfall occur, the shortfall will be considered as an expense to Central and income to you for which you will receive a 1099 from Central. At that time, you will have no further obligation to Central concerning this agreement.

In order for this agreement to become effective, both you and Denise will need to sign below in the presence of a witness.

Should there be any dispute or legal action concerning this agreement, any and all actions or suits will be filed in State District Court in Waco, McLennan County, Texas and Texas law will apply.

Agreed:

/s/ Pat Curry                 Date:  _________
Patrick J. Curry
Executive Vice President

/s/ Doak Slay                 Date:  _________     ____________   Date:  _______
Doak D. Slay                                       Witness Name:  ______________

/s/ Denise Slay               Date:  _________     ____________   Date: ________
Denise D. Slay                                     Witness Name:  ______________